EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


                  We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement under the Securities Act of 1933 (File No. 333-64239), of our report dated March 16, 1998, on our audits of the consolidated financial statements of USA Waste Services, Inc. (now known as Waste Management, Inc.) as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997.


                                                  /s/ PricewaterhouseCoopers LLP
                                                  PricewaterhouseCoopers LLP

Houston, Texas
December 30, 1998